UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2006
Date of Report (Date of earliest event reported)

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

101 Convention Center Drive, Suite 700
Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

(702) 929-5389
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Consultant Agreements

Reynolds Consultant Agreement

Aberdene Mines Limited (the “Company”) entered into a consulting agreement with Mark A. Reynolds dated January 19, 2006 (the “Reynolds Consultant Agreement”). Pursuant to the terms of the Reynolds Consultant Agreement, Mr. Reynolds will provide the Company with the following services:

(a)	assist the Corporation with hiring and co-ordination of geological consultants for the Corporation;

(b)	assist the Corporation in establishing materials handling procedures;

(c)	assist the Corporation in establishing audit and compensation committees and finding appropriate members for its committees;

(d)	assist the President in developing and implementing the Corporation’s business plans;

(e)

assist the Corporation in retaining and liaisoning with professional advisors in North America in connection with compliance with the Corporation’s reporting requirements under the United States Securities Act of 1934; and

(f)	general administrative services as directed by the Corporation.

In consideration of his consultant services, the Company will pay to Mr. Reynolds $10,000 US per month and granted to Mr. Reynolds 1,200,000 incentive stock options. The options are to be issued pursuant to the 2006 Nonqualified Stock Option Plan at an exercise price of $0.40 US per share for a period of five years. The Company will also reimburse Mr. Reynolds for all disbursements reasonably incurred by him for the purpose of providing the consulting services to the Company.

Goodall Consultant Agreement

The Company entered into a consulting agreement with Geoffrey Goodall dated February 1, 2006 (the “Goodall Consultant Agreement”). Pursuant to the terms of the Goodall Consultant Agreement, Mr. Goodall will act as Chief Geologist/Exploration Manager and shall oversee the evaluation and development of the New York Canyon project.

In consideration of his consultant services, the Company will pay to Mr. Goodall $12,000 US per month and granted to Mr. Goodall 1,000,000 incentive stock options. The options are to be issued pursuant to the 2006 Nonqualified Stock Option Plan at an exercise price of $0.35 US per share for a period of eighteen months. The Company will also reimburse Mr. Goodall for all disbursements reasonably incurred by him for the purpose of providing the consulting services to the Company.

Erdman Consultant Agreement

The Company entered into a consulting agreement with Linda Erdman dated February 1, 2006 (the “Erdman Consultant Agreement”). Pursuant to the terms of the Erdman Consultant Agreement, Ms. Erdman will act as Database Manager and oversee the data collection procedures on the New York Canyon project.

In consideration of her consultant services, the Company will pay to Ms. Erdman $5,000 US per month and granted to Ms. Erdman 100,000 incentive stock options. The options are to be issued pursuant to the 2006 Nonqualified Stock Option Plan at an exercise price of $0.35 US per share for a period of eighteen months. The Company will also reimburse Ms. Erdman for all disbursements reasonably incurred by her for the purpose of providing the consulting services to the Company.

The summary of the foregoing is qualified in its entirety by reference to the text of the Consultant Agreements, which are included as exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

ITEM 7.01      REGULATION FD DISCLOSURE

$1,800,000 Private Placement

The Company’s board of directors have approved an offering (the “Offering”) pursuant to Regulation S (“Regulation S”) of the United States Securities Act of 1933 (the “Securities Act”). Each unit will consist of one share of the Company’s common stock and one share purchase warrant, each warrant entitling the holder thereof to purchase an additional share of the Company’s common stock at a price of $0.50 for a period of two years from the date of issuance. There is no assurance that the offering or any part of it will be completed.

In connection with the Offering, the Company may pay finders fees of up to 7.5% where permitted by law to finders or investment dealers introducing purchasers of the Offering.

A copy of the Company’s press release announcing the completion of the private placement is attached as an exhibit to this report.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit Number	Description of Exhibit

10.1	Consultant Agreement with Mark A. Reynolds dated January 19, 2006.

10.2	Consultant Agreement with Geoffrey Goodall dated February 1, 2006.

10.3	Consultant Agreement with Linda Erdman dated February 1, 2006.

99.1	Press Release Dated February 2, 2006 Announcing Private Placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERDENE MINES LIMITED

Date: February 6, 2006
	By:	/s/ Brent Jardine

BRENT JARDINE
President, Chief Executive Officer,
and Director